UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 20, 2013

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	333-168738	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Madison Street, Suite 701 Denver, CO 80206
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-329-3008

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 20, 2013, Barfresh Food Group, Inc. (the “Company”) completed the placement of $775,000 in Promissory Notes (“Notes”) to accredited investors. The notes bear interest at a rate of 2% and are due and payable on December 20, 2014, with certain provisions for extension. In addition to the Notes, the Company issued to the holders warrants to purchase 1,291,667 shares of the Company’s common stock for a purchase price of $0.45 per share. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of the Notes and warrants are exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Of the $775,000, $100,000 of the Notes were placed with an Officer and Director of the Company and $100,000 of the Notes were placed with a Director of the Company. In addition $500,000 of the Notes were placed with Lazarus Investment Partners LLP, a greater than 10% shareholder of the Company.

The net proceeds will be used for the recent purchase of the international intellectual property rights and for general corporate and working capital purposes in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc. (Registrant)

Date: December 20, 2013	/s/ Arnold Tinter
Arnold Tinter, Chief Financial Officer